Exhibit 99.1

FOR RELEASE	FOR MORE INFORMATION CONTACT
April 28, 2009	Scott Schroeder (281) 589-4993

Cabot Oil & Gas Announces First Quarter Profits

HOUSTON, April 28, 2009—Cabot Oil & Gas Corporation (NYSE: COG) today reported that for the first quarter of 2009 the Company had net income of $47.6 million, or $0.46 per share, compared to $46.0 million, or $0.47 per share, for last year’s first quarter. The 2009 earnings figure benefited from a gain on the sale of assets and a gain on derivatives in 2009, while both periods were negatively impacted by charges related to stock compensation. Removing these selected items for both first quarter periods, the comparison for net income is $42.2 million, or $0.41 per share, for 2009 versus $57.0 million, or $0.58 per share, in 2008.

The Company also reported cash flow from operations for the quarter of $152.5 million, up almost $20 million from the $132.7 million recorded in last year’s first quarter. Discretionary cash flow was relatively flat between comparable periods at $138.0 million for 2009, compared to $138.4 million for 2008.

“The key drivers for the quarter’s results were a 16 percent increase in equivalent production and solid price realizations aided by our hedge position,” said Dan O. Dinges, Chairman, President and Chief Executive Officer. “For the quarter, Cabot reported 25.6 Bcfe of production, compared to last year’s first quarter figure of 22.2 Bcfe. This increase represents a combination of growth in our organic program and from production related to last summer’s acquisition,” commented Dinges. “Roughly half was the result of acquired wells and half from our drilling effort.”

Natural gas price realizations were $7.51 per Mcf in 2009 versus $7.92 per Mcf in 2008 for the quarter comparisons. This year’s quarter experienced a $3.34 per Mcf pick-up from the Company’s hedge position, where last year’s impact was only a positive $0.03 per Mcf. While oil comprises a small portion of Cabot’s production, the hedge per unit impact was much more dramatic, moving realized oil prices up $39.07 per barrel for the first quarter 2009 versus a decline of $8.60 per barrel in the first quarter 2008.

“Expenses between comparable quarters trended higher but within expectations,” added Dinges. “DD&A increased due to higher production, costs related to the acquisition and leasehold amortizations.”

“In light of the business environment, I am pleased with the quarter results, the areas we have to allocate our capital and the stronger financial position we possess,” said Dinges. “Even with the current economic conditions, I believe 2009 will be another growth year for Cabot.”

Conference Call

Listen in live to Cabot Oil & Gas Corporation’s first quarter financial and operating results discussion with financial analysts on Wednesday, April 29, 2009 at 9:30 a.m. EDT (8:30 a.m. CDT) at www.cabotog.com. A teleconference replay will also be available at (800) 642-1687, (U.S./Canada) or (706) 645-9291 (International), pass code 93093519. The replay will be available through Friday, May 1, 2009. The latest financial guidance, including the Company’s hedge positions, along with a replay of the web cast, which will be archived for one year, are available in the investor relations section of the Company’s website at www.cabotog.com.

Cabot Oil & Gas Corporation, headquartered in Houston, Texas is a leading independent natural gas producer with substantial interests in the Gulf Coast, including Texas and Louisiana; the West, with the Rocky Mountains and Mid-Continent; and in the East. For additional information, visit the Company’s Internet homepage at www.cabotog.com.

The statements regarding future financial performance and results and the other statements which are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, market factors, the market price (including regional basis differentials) of natural gas and oil, results of future drilling and marketing activity, future production and costs, and other factors detailed in the Company’s Securities and Exchange Commission filings.

CABOT OIL & GAS RESULTS - Page 3

OPERATING DATA

	Quarter Ended March 31,
	2009	2008
PRODUCED NATURAL GAS (Bcf) & OIL (MBbl)
Natural Gas
East	7.3	6.0
Gulf Coast	10.4	7.4
West	6.2	6.4
Canada	0.6	1.2

Total	24.5	21.0

Crude/Condensate/Ngl
East	4	6
Gulf Coast	153	144
West	35	36
Canada	4	6

Total	196	192

Equivalent Production (Bcfe)	25.6	22.2

PRICES
Average Produced Gas Sales Price ($/Mcf)
East	$8.34	$8.28
Gulf Coast	$8.34	$8.30
West	$5.54	$7.26
Canada	$3.51	$7.38
Total (1)	$7.51	$7.92

Average Crude/Condensate Price ($/Bbl)
East	$37.25	$90.04
Gulf Coast	$87.02	$84.58
West	$32.22	$95.66
Canada	$32.01	$79.38
Total (1)	$75.25	$86.55

WELLS DRILLED
Gross	49	85
Net	37	65
Gross Success Rate	96%	98%

(1)	These realized prices include the realized impact of derivative instrument settlements.

	Quarter Ended March 31,
	2009	2008
Realized Impacts to Gas Pricing	$3.34	$0.03
Realized Impacts to Oil Pricing	$39.07	$(8.60)

CABOT OIL & GAS RESULTS - Page 4

CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS (Unaudited)

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2009	2008
Operating Revenues
Natural Gas Production	$184,522	$166,559
Brokered Natural Gas	33,381	35,620
Crude Oil and Condensate	14,242	16,487
Other	1,794	985

	233,939	219,651
Operating Expenses
Brokered Natural Gas Cost	29,749	30,290
Direct Operations - Field and Pipeline	25,479	17,491
Exploration	6,466	5,061
Depreciation, Depletion and Amortization	65,092	46,267
General and Administrative (excluding Stock-Based Compensation)	11,936	9,997
Stock-Based Compensation (1)	5,129	17,576
Taxes Other Than Income	12,898	16,897

	156,749	143,579
Gain on Sale of Assets (2)	12,707	—

Income from Operations	89,897	76,072
Interest Expense and Other	14,226	5,991

Income Before Income Taxes	75,671	70,081
Income Tax Expense	28,091	24,106

Net Income	$47,580	$45,975

Net Earnings Per Share - Basic	$0.46	$0.47
Weighted Average Common Shares Outstanding	103,521	97,716

(1)

Includes the impact of the Company’s performance share awards and restricted stock amortization as well as expense related to stock options and stock appreciation rights. Also includes expense for the Supplemental Employee Incentive Plans which commenced in 2008.

(2)	The gain on sale of assets primarily relates to the sale of the Thornwood properties in the East.

CABOT OIL & GAS RESULTS - Page 5

CONDENSED CONSOLIDATED BALANCE SHEET (Unaudited)

(In thousands)

	March 31, 2009	December 31, 2008
Assets
Current Assets	$457,074	$460,551
Property, Equipment and Other Assets	3,291,697	3,241,113

Total Assets	$3,748,771	$3,701,664

Liabilities and Stockholders’ Equity
Current Liabilities	$312,314	$378,913
Long-Term Debt, excluding Current Maturities	840,286	831,143
Deferred Income Taxes	623,340	599,106
Other Liabilities	103,937	101,940
Stockholders’ Equity	1,868,894	1,790,562

Total Liabilities and Stockholders’ Equity	$3,748,771	$3,701,664

CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS (Unaudited)

(In thousands)

	Quarter Ended March 31,
	2009	2008
Cash Flows From Operating Activities
Net Income	$47,580	$45,975
Unrealized Gain on Derivatives	(941)	—
Income Charges Not Requiring Cash	71,292	63,806
Gain on Sale of Assets	(12,707)	—
Deferred Income Tax Expense	26,349	23,560
Changes in Assets and Liabilities	14,495	(1,056)
Stock-Based Compensation Tax Benefit	—	(4,642)
Exploration Expense	6,466	5,061

Net Cash Provided by Operations	152,534	132,704

Cash Flows From Investing Activities
Capital Expenditures	(171,029)	(128,101)
Proceeds from Sale of Assets	15,063	—
Exploration Expense	(6,466)	(5,061)

Net Cash Used in Investing	(162,432)	(133,162)

Cash Flows From Financing Activities
Sale of Common Stock Proceeds	149	2,240
Net Increase in Debt	10,000	20,000
Stock-Based Compensation Tax Benefit	—	4,642
Dividends Paid	(3,103)	(2,930)

Net Cash Provided by Financing	7,046	23,952

Net Increase / (Decrease) in Cash and Cash Equivalents	$(2,852)	$23,494

CABOT OIL & GAS RESULTS - Page 6

Selected Item Review and Reconciliation of Net Income and Earnings Per Share

(In thousands, except per share amounts)

	Quarter Ended March 31,
	2009	2008
As Reported - Net Income	$47,580	$45,975
Reversal of Selected Items, Net of Tax:
Gain on Sale of Assets (2)	(7,967)	—
Stock-Based Compensation Expense	3,216	11,055
Unrealized Gain on Derivatives (1)	(590)	—

Net Income Excluding Selected Items	$42,239	$57,030

As Reported - Net Earnings Per Share	$0.46	$0.47
Per Share Impact of Reversing Selected Items	(0.05)	0.11

Net Earnings Per Share Including Reversal of Selected Items	$0.41	$0.58

Weighted Average Common Shares Outstanding	103,521	97,716

(1)

This unrealized gain is included in Natural Gas Production Revenues in the Condensed Consolidated Statement of Operations and represents the mark to market change related to the Company’s natural gas basis swaps.

(2)	The gain on sale of assets primarily relates to the sale of the Thornwood properties in the East.

Discretionary Cash Flow Calculation and Reconciliation

(In thousands)

	Quarter Ended March 31,
	2009	2008
Discretionary Cash Flow
As Reported - Net Income	$47,580	$45,975
Plus / (Less):
Unrealized Gain on Derivatives	(941)	—
Income Charges Not Requiring Cash	71,292	63,806
Gain on Sale of Assets	(12,707)	—
Deferred Income Tax Expense	26,349	23,560
Exploration Expense	6,466	5,061

Discretionary Cash Flow	138,039	138,402
Changes in Assets and Liabilities	14,495	(1,056)
Stock-Based Compensation Tax Benefit	—	(4,642)

Net Cash Provided by Operations	$152,534	$132,704

Net Debt Reconciliation

(In thousands)

	March 31, 2009	December 31, 2008
Current Portion of Long-Term Debt	$36,714	$35,857
Long-Term Debt	840,286	831,143

Total Debt	$877,000	$867,000
Stockholders’ Equity	1,868,894	1,790,562

Total Capitalization	$2,745,894	$2,657,562

Total Debt	$877,000	$867,000
Less: Cash and Cash Equivalents	(25,249)	(28,101)

Net Debt	$851,751	$838,899

Net Debt	$851,751	$838,899
Stockholders’ Equity	1,868,894	1,790,562

Total Adjusted Capitalization	$2,720,645	$2,629,461

Total Debt to Total Capitalization Ratio	31.9%	32.6%
Less: Impact of Cash and Cash Equivalents	0.6%	0.7%

Net Debt to Adjusted Capitalization Ratio	31.3%	31.9%